Report of Votes of Shareholders
A special meeting of shareholders of Oakmark Fund, Oakmark Select Fund, Oakmark Equity and Income Fund, Oakmark
Global Fund, Oakmark International Fund, Oakmark
International Small Cap Fund and Oakmark Global Select
Fund (each a "Fund" and collectively the "the Funds"), each a series of Harris Associates Investment Trust (the "Trust"), was held on May 20, 2016, adjourned and reconvened with respect to certain proposals on June 17, 2016, and again adjourned with respect to certain proposals to September 1, 2016. A description of the actions taken and a summary of the votes received for each Proposal is included below.
PROPOSAL 1-Shareholders Elected Eight Trustees:
Thomas H. Hayden, Christine M. Maki, Laurence C.
Morse, Mindy M. Posoff, Allan J. Reich, Steven S. Rogers, Kristi L. Rowsell, Peter S. Voss
Harris Associates
Investment Trust

Votes
For

Votes
Against

Abstenti
ons

Brok
er
Non-
Votes
Thomas H. Hayden

1,826,228,
696.492

-

46,241,47
1.831

-
Christine M. Maki

1,826,574,
889.566

-

45,895,27
8.757

-
Laurence C. Morse

1,826,598,
162.283

-

45,872,00
6.040

-
Mindy M. Posoff

1,825,085,
235.383

-

47,384,93
2.940

-
Allan J. Reich

1,821,220,
266.108

-

51,249,90
2.215

-
Steven S. Rogers

1,827,330,
238.828

-

45,139,92
9.495

-
Kristi L. Rowsell

1,826,792,
794.514

-

45,677,37
3.809

-
Peter S. Voss

1,825,799,
052.744

-

46,671,11
5.579

-

PROPOSAL 2A-Shareholders of Each Fund Amended their Fund's Fundamental Investment Restriction with
Respect to Borrowing Money and Issuing Senior Securities
Oakma
rk
Funds

Votes For

Votes
Against

Abstentio
ns

Broker
Non-Votes
Oakmar
k Fund

135,856,344.
478

4,813,101.35
4

3,125,208.
263

34,422,170
..003
Oakmar
k Select
Fund

71,105,220.4
44

3,645,143.31
3

2,379,809.
545

24,917,034
..100
Oakmar
k Equity
and
Income
Fund

240,578,522.
218

15,964,505.6
23

10,906,983
..805

85,889,546
..002
Oakmar
k
Global
Fund

57,938,793.0
66

2,760,012.97
0

1,587,865.
942

18,941,760
..000
Oakmar
k
Internati
onal
Fund

675,653,588.
857

32,544,226.1
67

18,611,666
..701

194,015,42
7.000
Oakmar
k
Internati
onal
Small
Cap
Fund

115,362,555.
483

2,088,053.48
9

1,325,589.
608

26,055,411
..100
Oakmar
k
Global
Select
Fund

76,442,493.4
63

2,329,535.10
2

1,767,376.
258

42,631,150
..000










PROPOSAL 2B-Shareholders of Each Fund Amended their Fund's Fundamental Investment Restriction with
Respect to Making Loans
Oakma
rk
Funds

Votes For

Votes
Against

Abstentio
ns

Broker
Non-Votes
Oakmar
k Fund

135,624,196.
571

5,031,056.86
5

3,139,398.
659

34,422,172
..003
Oakmar
k Select
Fund

70,814,138.3
97

3,821,364.76
4

2,494,676.
141

24,917,028
..100
Oakmar
k Equity
and
Income
Fund

240,261,026.
363

16,181,626.7
09

11,007,359
..573

85,889,545
..002
Oakmar
k
Global
Fund

57,760,298.7
75

2,879,098.34
8

1,647,275.
855

18,941,759
..000
Oakmar
k
Internati
onal
Fund

673,822,620.
295

33,836,501.6
41

19,150,352
..791

194,015,43
4.000
Oakmar
k
Internati
onal
Small
Cap
Fund

115,243,464.
632

2,215,178.82
2

1,317,560.
486

26,055,406
..100
Oakmar
k
Global
Select
Fund

76,327,287.9
37

2,358,578.69
3

1,853,541.
192

42,631,147
..000









PROPOSAL 2C-Shareholders of Each Fund Amended their Fund's Fundamental Investment Restriction with
Respect to Investing in Commodities and Commodity
Contracts
Oakma
rk
Funds

Votes For

Votes
Against

Abstentio
ns

Broker
Non-Votes
Oakmar
k Fund

135,673,973.
853

4,906,055.05
3

3,214,629.
188

34,422,166
..003
Oakmar
k Select
Fund

70,694,372.9
38

3,987,286.21
7

2,448,518.
148

2,448,518.
148
Oakmar
k Equity
and
Income
Fund

240,108,822.
020

16,322,172.1
38

11,019,012
..488

85,889,551
..002
Oakmar
k
Global
Fund

57,655,817.9
42

2,992,778.26
1

1,638,074.
775

18,941,761
..000
Oakmar
k
Internati
onal
Fund

672,795,244.
173

34,994,775.2
93

19,019,461
..260

194,015,42
8.000
Oakmar
k
Internati
onal
Small
Cap
Fund

113,709,339.
533

3,711,379.17
5

1,355,487.
234

26,055,404
..100
Oakmar
k
Global
Select
Fund

76,416,085.5
97

2,319,369.97
4

1,803,951.
251

42,631,148
..000










PROPOSAL 3A-Shareholders Adopted an Amended and
Restated Declaration of Trust with respect to Future
Amendments


Votes For

Votes
Against

Abstention
s

Broker
Non-Votes
Tru
st

1,421,554,407
..590

60,446,848.41
4

48,369,421.
647

410,995,83
8.205



PROPOSAL 3B- Shareholders Did Not Adopt an
Amended and Restated Declaration of Trust with respect to Treatment of Shareholder and Trust Claims


Votes For

Votes
Against

Abstention
s

Broker
Non-Votes
Tru
st

828,317,790.8
67

659,726,249.2
15

50,065,405.
026

408,772,13
5.212


PROPOSAL 3C- Shareholders Adopted an Amended and Restated Declaration of Trust with respect to Liability of Trustees and Officers


Votes For

Votes
Against

Abstention
s

Broker
Non-Votes
Tru
st

1,415,282,419
..015

65,676,243.05
2

49,412,005.
584

410,995,84
8.205


PROPOSAL 3D-Shareholders Did Not Adopt an
Amended and Restated Declaration of Trust with respect to Third Party Beneficiary Claims


Votes For

Votes
Against

Abstention
s

Broker
Non-Votes
Tru
st

1,230,379,592
..645

257,051,285.2
31

50,684,155.
233

408,766,54
7.212
PROPOSAL 3E-Shareholders Did Not Adopt an
Amended and Restated Declaration of Trust with respect to Trustee Powers


Votes For

Votes
Against

Abstention
s

Broker
Non-Votes
Tru
st

822,245,981.9
85

664,902,384.6
10

50,961,093.
514

408,772,12
0.212

	2

DC-10018047 v4